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                                   EXHIBIT B

                             Boston Stock Exchange




                                                  January 13, 1998




Mr. Scott Montell
Baker & McKenzie
1200 Smith Street, Suite 1200
Houston, Texas 77002                              Via Fax (713) 427-5099

RE:      Marquee Group, Inc. (the "Company")

Dear Mr. Montell:

         The Boston Stock Exchange does not raise any objection to the withdrawal of the Company's Common Stock and Warrants from listing on our Exchange as filed with the Securities and Exchange Commission.

                                                  Sincerely,



                                                  /s/ Bruce G. Goodhue
                                                  -----------------------------
                                                  Bruce G. Goodhue
                                                  Listings Administrator